Exhibit 99.1

The following table sets forth consolidated comprehensive income statement data for the periods indicated.  This data should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements and accompanying notes included in Item 15. “Exhibits and Financial Statement Schedules” of our Annual Report on Form 10-K for the year ended December 31, 2011, as amended.  We adopted ASU No. 2011-05, Presentation of Comprehensive Income, on January 1, 2012.  The implementation of this update did not cause any material changes to our consolidated financial statements, other than the presentation of the consolidated statements of comprehensive income.  The following consolidated comprehensive income statement data for the years ended December 31, 2011, 2010 and 2009 is provided below to comply with the retrospective application requirement of ASU No. 2011-05.  Amounts are in thousands.

Consolidated Comprehensive Income Statement Data:

	Year Ended December 31,
	2011	2010	2009
Net income	$190,440	$21,351	$193,341

Other comprehensive income (loss):
Unrealized gain (loss) on TravelCenters of America common shares	(701)	(1,001)	3,741
Equity interest in investee’s unrealized gains	75	2	—
Other comprehensive income (loss)	(626)	(999)	3,741

Comprehensive income	$189,814	$20,352	$197,082